Solving the most difficult system challenges Copyright © 2010 Microsemi Corporation. All rights reserved. 1 Exhibit (a)(5)(c)

Q3 FY10
Enterprise
& Commercial
23%
Aerospace
20%
17%
Security & Defense
40%
Industrial & Alt. Energy
Solving the most difficult system challenges…
…with the world’s most complete technology portfolio
Copyright © 2010 Microsemi Corporation. All rights reserved.

A Model of Managed Growth
Consistently Driving SAM Expansion
2011(E) 2006 2001
Small Signal Transistors
Medium Signal Transistors
Inverters
LDOs
2001 SAM: $500M
2006 SAM: $850M
GaAs Diodes
RF Power Amplifiers
Power Switching
Small Signal Transistors
2011 SAM: $2.3B
Anti-Tamper
Board Level Systems
DC/DC
– ICs
– Converters
–
Subsystems
GaAs Diodes
LED Backlighting
– SoC
RadHard
– MOSFETS
– Hybrids
– Transistors
Power over Ethernet
WLAN Power Amplifiers
Copyright © 2010 Microsemi Corporation. All rights reserved.

A Model of Managed Growth
Consistently Driving SAM Expansion
2011(E) 2006 2001
Small Signal Transistors
Medium Signal Transistors
Inverters
LDOs
2001 SAM: $500M
2006 SAM: $850M
GaAs Diodes
RF Power Amplifiers
Power Switching
Small Signal Transistors
2011 SAM: $3.1B
Mixed Signal VLSI / FPGA
Anti-Tamper
Board Level Systems
DC/DC
– ICs
– Converters
–
Subsystems
GaAs Diodes
LED Backlighting
– SoC
RadHard
– MOSFETS
– Hybrids
– Transistors
Power over Ethernet
WLAN Power Amplifiers
Copyright © 2010 Microsemi Corporation. All rights reserved.

Strategic Worldwide Footprint
Bend, Or
Santa Clara, Ca
Folsom, Ca
Garden Grove, Ca
La Mirada, Ca
Irvine, Ca – Headquarters
Lowell, Ma
Lawrence, Ma
Ennis, Ireland
Bordeaux, France
Shanghai, China
Hod Hasharon, Israel
Manila, Philippines — NEW!
Copyright © 2010 Microsemi Corporation. All rights reserved.

Security & Defense
Aerospace
Enterprise & Commercial
Industrial
40%
20%
23%
17%
Security & Defense
Homeland Security,
Enterprise Security & Defense
Copyright © 2010 Microsemi Corporation. All rights reserved.

Aerospace Aerospace Aerospace Enterprise & Commercial Industrial Security & Defense Commercial Air & Satellite 20% 23% 17% 40% Copyright © 2010 Microsemi Corporation. All rights reserved. 7

Industrial 17% 40% 20% 23% Industrial Security & Defense Aerospace Enterprise & Commercial Alternative Energy, Medical & Cap Equipment Copyright © 2010 Microsemi Corporation. All rights reserved. 8

Enterprise & Commercial
Next-Gen LED Lighting, Display
and Networking
23%
17%
40%
20%
Enterprise & Commercial
Industrial
Security & Defense
Aerospace
Enterprise & Commercial
Copyright © 2010 Microsemi Corporation. All rights reserved.

Copyright © 2010 Microsemi Corporation. All rights reserved.
10 10
Market
Alignment
•
Component, Mixed Signal IC and Subsystem
•
FPGA, Processor and Mixed Signal SOC
Product
Portfolio
1 + 1 = 3
Scale
Synergy
•
High Value, High Barrier to Entry Markets
•
Space, Military and Industrial
•
The world’s most complete technology portfolio
•
Combined SAM $3.1B
A World Class Value Proposition

Copyright © 2010 Microsemi Corporation. All rights reserved. 11 11 Questions & Answers

Copyright © 2010 Microsemi Corporation. All rights reserved.
12 12
To quote John East:
“The acquisition of Actel by Microsemi creates a powerful
combination. I can think of no company more
complementary and better equipped to take Actel’s
solutions to new heights.”
Why did management decide to sell the
company?

Copyright © 2010 Microsemi Corporation. All rights reserved.
13 13
What happens now and what are the next steps?
Tender offer launched as of today.
Share holders will be able to tender their shares for next
30 days (20 business days)
Target date to close the deal is Tuesday, Nov. 2
Once the deal is closed, we’ll start our integration phase
– Welcome to Microsemi Meeting on the closing date
– Integration Planning
– Integration team from Actel and Microsemi to work together
– Leadership from MSCC will work closely with Actel Mgmt
nd

Copyright © 2010 Microsemi Corporation. All rights reserved.
14 14
What do you want me to do now?
Continue working as you have.  If you are asked to
participate in the business review, share your honest
opinions and knowledge.  Ask any question you have as
soon as you have one.  We all want to make this
combined organization a stronger, better place to work.
Don’t let important questions go unanswered.

Copyright © 2010 Microsemi Corporation. All rights reserved.
15 15
I have questions, how do I get them answered?
We will do our best to get your questions answered. As this
is a transaction dealing with two public companies, there are legal restrictions about the information we can communicate.
Please send your questions for collection to Actel HR:
– Barbara McArthur: barbara.mcarthur@actel.com or (650)318-4565
– All questions will be compiled for responses. The Q & As will be either posted in the public areas or sent to all via email.
– If you have a personal question that would only apply to you as an individual then someone from HR will respond directly to you.

Copyright © 2010 Microsemi Corporation. All rights reserved.
16 16
For Actel Shareholders
No statement in this presentation is an offer to purchase or a solicitation of an offer to sell securities. Microsemi and Artful Acquisition Crop. intend to file a tender offer statement on Schedule TO with the Securities and
Exchange Commission, and Actel also intends to file a solicitation/
recommendation statement on Schedule 14D-9, with respect to the tender offer described herein. Any offers to purchase or solicitations of offers to sell will be made only pursuant to such tender offer statement. The tender offer statement (including an offer to purchase, a related letter of transmittal and other offer documents) and the related solicitation/recommendation statement will contain important information, including the various terms of, and conditions to, the tender offer, that should be read carefully by Actel’s shareholders before they make any decision with respect to the tender offer. Such materials, when prepared and ready for release, will be made available to Actel’s shareholders at no expense to them. In addition, at such time such materials (and all other offer documents filed with the SEC) will be available at no charge on the SEC’s
Web site: www.sec.gov
and may
also be obtained by directing a request to Georgeson Inc., 199 Water
Street, 26th Floor, New York, NY 10038, (866) 729-6799, or Georgeson
Securities Corporation, 199 Water Street, 26th Floor, New York, NY 10038,
(800) 445-1790.

Copyright © 2010 Microsemi Corporation. All rights reserved. 17 17 We look forward to working with you. Thank you!